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                                 Exhibit 3(a)

Form of Underwriting Agreement with Connecticut Mutual Financial Services, LLC

                       PRINCIPAL UNDERWRITING AGREEMENT
                       --------------------------------

       AGREEMENT made as of the 1/st/ day of August, 1995 by and between Connecticut Mutual Life Insurance Company, a Connecticut corporation ("CML"), on its own behalf and on behalf of Panorama Separate Account ("Account"), and Connecticut Mutual Financial Services, LLC, a Connecticut limited liability Company ("CMFS").

       WHEREAS, the Account was established on June 23, 1981 pursuant to authority of CML's Board of Directors in order to set aside and invest assets attributable to certain variable annuity contracts ("Contracts") issued by CML;

       WHEREAS, CML has registered, and will continue the effectiveness of the registration of the Account under the Investment Company Act of 1940, as amended (the "1940 Act") and will register the Contracts under the Securities Act of 1933, as amended (the "1933 Act");

       WHEREAS, CMFS is registered as a broker/dealer with the Securities and Exchange Commission ("SEC") under the Securities Exchange Act of 1934, as amended (the "1934 Act") and is a member of the National Association of Securities Dealers, Inc. ("NASD");

       WHEREAS, CML and the Account desire to have Contracts sold and distributed through CMFS and CMFS is willing to sell and distribute such Contracts under the terms stated herein; and

       WHEREAS, CMFS may desire to appoint CML, the insurer, as its agent to receive money and perform other services.

                                  WITNESSETH:

       In consideration of the covenants hereinafter contained CML and CMFS agree as follows:

1.   Underwriter. CML hereby appoints CMFS as principal underwriter of the
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     Contracts during the term of this Agreement. CML reserves the right, however, to refuse at any time or times to sell any Contracts hereunder for any reason, and CML maintains ultimate responsibility for the sales of the Contracts.

2.   Undertakings Regarding Sales. CMFS shall use reasonable efforts to sell the
     ----------------------------
     Contracts but does not agree hereby to sell any specific number of Contracts and shall be free to act as underwriter of other securities. All premiums for Contracts shall be held in a fiduciary capacity and remitted promptly (and in any event within 30 days) in full together with such application, forms and any other required documentation to CML. Checks or money orders in payment of premiums shall be drawn to the order of "CML". CMFS agrees to offer the Contracts for sale in accordance with the prospectus then in effect. CMFS is not authorized to give any information or to make any representations concerning the Contracts other than those contained in the current prospectus filed with the SEC or in such sales literature as may be authorized by CML. CML shall review and approve all advertising concerning the Contracts.

3.   Compliance. CMFS shall conform to the Rules of Fair Practice of the NASD,
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     and the securities laws of any jurisdiction in which it sells, directly or indirectly, any Contracts. CMFS shall take reasonable steps to ensure that its associated persons sell Contracts to persons for whom the Policy is suitable. CMFS agrees to make timely filings with the SEC, the NASD, and such other regulatory authorities as may be required of any sales literature relating to the Contracts and intended for distribution to prospective investors. CMFS also agrees to furnish to CML sufficient copies of any agreements or plans it intends to use in connection with any sales of Contracts. CMFS further agrees to provide information or reports with respect to its services hereunder pursuant to request by any regulatory authority having jurisdiction with respect thereto, in order that such regulatory authority may ascertain whether CML's variable annuity are being conducted in a manner consistent with applicable laws and regulations.

4.   Registration and Qualification of Contracts. CML agrees to execute such
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     papers and to do such acts and things as shall from time-to-time be reasonably requested by CMFS for the purpose of qualifying and maintaining qualification of the Contracts for sale under applicable state law and for maintaining the registration of the Account and interests therein under the 1933 Act and the 1940 Act, to the end that there will be available for sale from time-to-time such amount of the Contracts as CMFS may reasonably be expected to sell. CML shall advise CMFS promptly of (a) any action of the SEC or any authorities of any state or territory, of which it may be advised, affecting registration or qualification of the Account, or rights to offer the Contracts for sales, and (b) the happening of any event which makes untrue any statement or which requires the statement or prospectus in order to make the statements therein not misleading.

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5.   CMFS Independent Contractor. CMFS shall be an independent contractor. CMFS
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     is responsible for its own conduct and the employment, control and conduct of its agents and employees and for injury to such agents or employees or to others through its agent or employees. CMFS assumes full responsibility for its agents and employees under applicable statutes and agrees to pay all employer taxes thereunder. All persons selling Contracts shall be duly licensed as insurance producers pursuant to applicable state laws, and CML shall have responsibility for arranging for such licensing. CMFS and CML may jointly enter into sales agreements with other independent broker-dealers for the sale of Contracts. Notwithstanding the above, CML expressly reserves to itself the ultimate responsibility and authority for direction and control of the underwriting services provided hereunder; including the ultimate right to appoint and discharge agents selling Contracts, and ultimate control over, and responsibility for, marketing the Contracts.

6.   Expenses Paid by CML. While CMFS continues to act as agent of CML to obtain
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     subscriptions for and to sell Contracts, and provided CMFS receives no
                                                  --------
     commission for the sale of the Contracts, CML shall pay the following:

     (a) all expenses of printing and distributing any prospectus for use in offering the Contracts for sale, and all other copies of any such prospectus used by CMFS, and

     (b) all other expenses of advertising and of preparing, printing and distributing all other literature or material for use in connection with offering the Contracts for sale.

7.   Interests in and of CMFS. It is understood that any of the policyholders,
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     directors, officers, employees and agents of CML may be a shareholder, director, officer employee or agent of, or be otherwise interested in, CMFS, any affiliated person of CMFS, any organization in which CMFS may have an interest or any organization which may have an interest in CMFS; that CMFS, any such affiliated person or any such organization may have an interest in CML; and that the existence of any such dual interest shall not affect the validity hereof or of any transaction hereunder except as otherwise provided in the Charter, Articles of Incorporation, or by-laws of CML and CMFS, respectively, or by specific provision of applicable law.

8.   Compensation for Sales of Contracts and Appointment of CML as Agent of
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     CMFS.
     ----

     (a) For sales of the Contracts by associated persons of CMFS and the continuing obligations of CMFS set forth herein, CML shall pay to full time Life insurance agents of CML who are also associated persons of CMFS on behalf of CMFS the commissions set forth in Schedule A to this Agreement, as such Schedule may be amended from time-to-time. For Contracts sold under agreements that CMFS and CML enter into with other broker-dealers, CML shall pay on behalf of CMFS, the commissions set forth in Schedule B to this Agreement, as such Schedule may be amended from time-to-time.

     (b) CML agrees to maintain all required books of account and related financial records on behalf of CMFS. All such books and records shall be maintained and preserved pursuant to Rules 17a-3 and 17a-4 under the Securities Exchange Act (or the corresponding provisions of any future federal securities laws or regulations). In addition, CML agrees to maintain records of all sales commissions paid to the associated persons of CMFS and any other broker-dealers pursuant to paragraph (a) above for the sale of the Contracts. All such books and records shall be owned by and under the control of CML. CML also agrees to send to CMFS's customers all required confirmations of customer transactions, and on behalf of CMFS to pay all sales commissions due and payable to full time Life insurance agents of CML who are also associated persons of CMFS and/or to other broker-dealers duly authorized by CMFS to sell the Contracts.

9.   Indemnification.
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     (a) CML agrees to indemnify and hold harmless CMFS and each director or officer thereof and each person, if any, who is associated with CMFS within the meaning of the 1934 Act against any and all loss, liability, claims, damage, and expenses whatsoever (including any and all expenses reasonably incurred in investigating or defending against any litigation commenced or threatened or any claim whatsoever) arising out of any untrue or alleged untrue registration statement, or sales material relating to the Contracts prepared by CML or supplied to CMFS by CML or in any application ("application") filed in any state in order to qualify the same for sale of the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (b) CMFS agrees to indemnify and hold harmless CML and each director or officer thereof, and each person, if any who controls CML within the meaning of the 1933 Act, its agents, subsidiaries and employees, against any and all loss, liability, claims, damages, and expense whatsoever (including but not limited to any and all expenses reasonably incurred in investigating or defending against any litigation commenced or threatened or any claim whatsoever) arising out of any untrue or alleged untrue statement or representation made (except as such statements may be made in reliance on the prospectus, registration statement and sales material supplied by CML), the failure to deliver a currently effective pro-

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         spectus (provided that CMFS shall be entitled to rely on
         representations by CML as to which prospectus is currently effective at any point in time and CMFS shall not be liable for delivery a prospectus that is not currently effective at the time of delivery thereof due to a misrepresentation of the currency thereof by CML or other failure by CML, to notify CMFS that such prospectus was no longer effective) or the use of any unauthorized sales literature by CMFS (or its employees), in connection with the sale of the Contracts.

    (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any such litigation or claim, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section, notify the indemnifying party under this Section, notify the indemnifying party of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability, which it may have to any indemnified party otherwise than under this Section. In case any such litigation or claim is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than the reasonable cost of investigation.

10. Liability. Each party shall be liable for its own misconduct and negligence
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    hereunder.

11. Effective Date and Termination. This Agreement shall become effective as of
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    August 1, 1995 and shall supersede any prior Principal Underwriting
    Agreement which may exist between the parties, and:

    (a) shall continue in force from year-to-year, subject to prior termination as provided herein;
    (b) may at any time be terminated on sixty day's written notice to CMFS by CML;
    (c) may at any time be terminated by CML if CMFS fails to perform in a satisfactory manner;
    (d) may be terminated by CMFS on sixty days' written notice to CML.

    Termination of this agreement pursuant to this section shall be without payment of any penalty. In the event of termination for any reason, CML shall retain all records relating hereto, free from any claim or retention of rights by CMFS.



12. Confidentiality. CMFS agrees not to disclose or use any records or
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    information obtained hereunder in any manner whatsoever except as expressly authorized herein, and will keep confidential any information obtained pursuant hereto, and disclose such information only if CML has authorized such disclosure, or if such disclosure is expressly required by applicable state or federal regulatory authorities.

13. Amendment. This Agreement may be amended only by mutual consent of the
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    parties by an instrument in writing.

14. Applicable Law and Liabilities. This Agreement is executed and delivered in
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    the State of Connecticut and shall be governed by and construed in accordance with the laws of Connecticut.

       This Agreement shall be subject to all applicable provisions of law, including, without limitation, the applicable provisions of the 1940 Act. To the extent that any provisions herein contained conflict with any applicable provisions of law, the latter shall control

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

Connecticut Mutual Life Insurance Company

By: /s/ Anne Melissa Dowling
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Title:  Chief Investment Officer
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Connecticut Mutual Financial Services, LLC

By: /s/ Don Pond
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Title:  President
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                                  Schedule A
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In connection with the services provided hereunder CMFS shall receive the following: (a) 0.0060% of the Contract Value of each Panorama Contract underwritten on behalf of the Company; (2) any Contingent deferred sales charge received on such Contract; (3) any Annual Contract fee received on such Contracts; and any exchange fee generated from such Contracts.

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